Ex. 15.1


Board  of  Directors
Elgrande.com
Vancouver,  BC
CANADA



                LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION
                -------------------------------------------------


We consent to the use of our review report dated October 8, 2001, on the financial statements of Elgrande.com as of August 31, 2001 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster, P.S.

Williams  &  Webster,  P.S.
Spokane,  Washington

November  5,  2001




































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